Exhibit 99.1

Earthstone Energy, Inc. Completes Business Combination
with Bold Energy III LLC

The Woodlands, Texas, May 9, 2017 – Earthstone Energy, Inc. (NYSE MKT: ESTE) (“Earthstone,” the “Company,” “we” or “us”) today announced that it has completed its previously announced business combination with Bold Energy III LLC (“Bold”).  The all-stock transaction was approved by stockholders of Earthstone at a special meeting held on May 9, 2017 and was previously approved by members of Bold on November 7, 2016.

The combined company also announced that its borrowing base under its revolving credit facility has been increased to $150.0 million. Utilization currently consists of approximately $70 million of indebtedness.  The facility matures on May 9, 2022.  The combined company currently has approximately $10 million of cash on hand.

Frank A. Lodzinski, President and Chief Executive Officer of Earthstone, commented, “We are pleased to close the Bold transaction with overwhelming support from our stockholders.  We have already begun the integration of our respective teams and intend to actively develop our approximately 21,000 net acres (85% operated working interest) in the southern Midland Basin. Including our 2016 acquisition of Lynden Energy Corp., our Midland Basin position now totals approximately 27,000 net acres. We are anxious to further expand our development acreage.   In addition, we would like to thank our recently expanded lender group who have made a significant commitment in facilitating the growth of the Company.”

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in developing and operating oil and gas properties.  The Company’s primary assets are located in the Midland Basin of west Texas, the Eagle Ford trend of south Texas, and the Williston Basin of North Dakota.  Earthstone is currently traded on NYSE MKT under the symbol “ESTE.” For more information, visit the Company’s website at www.earthstoneenergy.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about the expected benefits of the business combination with Bold to Earthstone and its stockholders, the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the combined company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: Earthstone’s ability to integrate its combined operations and achieve anticipated benefits from it; risks relating to any unforeseen liabilities of the combined company; declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact exploration, development or production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial results due to impairment write-downs; risks related to the level of indebtedness and periodic redeterminations of the borrowing base under Earthstone’s credit agreement; Earthstone’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; Earthstone’s ability to obtain external capital to finance exploration and development operations and acquisitions; the ability to successfully complete any potential asset dispositions and the risks related thereto; the impacts of hedging on results of operations; uninsured or underinsured losses resulting from oil and natural gas operations; Earthstone’s ability to replace oil and natural gas reserves; and any loss of senior management or technical personnel. Earthstone’s annual report on Form 10-K for the year ended December 31, 2016, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact

Scott Thelander

Director of Finance

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, TX 77380

281-298-4246

scott@earthstoneenergy.com